                                                                     EXHIBIT 10a


                              SEVERANCE AGREEMENT


         THIS SEVERANCE AGREEMENT (this "Agreement") is made and entered into as of the 16th day of September, 1996, by and among Murray Income Properties I, Ltd., a Texas limited partnership ("MIP I"), Murray Income Properties II, Ltd., a Texas limited partnership ("MIP II"), and Mitchell L. Armstrong ("Employee"). MIP I and MIP II are individually referred to herein as a "Partnership" and collectively as the "Partnerships."

         Employee is currently employed by MIP II and provides services to both MIP I and MIP II pursuant to an expense sharing arrangement as further described in Section 2 of this Agreement. Employee has been employed by, or provided services to, the Partnerships since November 15, 1989. The General Partners (as defined below) of the Partnerships each acknowledge that both Partnerships will in the future terminate through merger, sale of assets or other action of the limited partners and that given the structure of the business operations of the Partnerships and the duties and experience of Employee, the loss of Employee's services prior to final Termination (as defined below) of each Partnership could cause a serious disruption of the Partnerships' business activities and may cause a material adverse effect upon the value of the Partnerships' assets. In order to encourage Employee to remain employed by or provide services to, as applicable, the Partnerships through their respective Termination, and in order to maximize the value of the Partnerships' assets, the General Partners, on behalf of the Partnerships, and Employee desire to enter into this Agreement providing severance benefits to Employee. For and in consideration of the foregoing and the mutual promises hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. SEVERANCE BENEFITS. (a) Subject to Section 2 below, upon termination of Employee's Full Time (as defined below) duties to a Partnership involuntarily as a direct result of the Termination of such Partnership, except by reason of Employee's death, permanent disability or for Cause (as defined below), such Partnership shall pay to Employee an amount equal to the value of the aggregate of one month of Employee's highest monthly salary paid to Employee by MIP II at any time during the twelve months prior to Employee's termination (the "Termination Date") multiplied by fifteen (15), plus the current monthly cost of such health, disability and life benefits (including spousal or similar coverage and coverage for children) which Employee was receiving or entitled to receive immediately prior to the Termination Date multiplied by eighteen (18), which shall be in addition to and not in substitution for any health, disability and life benefits or coverage to which Employee may be otherwise entitled under applicable state and federal law (the "Severance Payment"). Any Severance Payment due and owing to Employee as calculated above shall be payable in cash in one lump sum payment within 30 days of the Termination Date. In the event of a Change in Control (as defined below), such Partnership shall pay to Employee one-half of the Severance Payment as calculated above. If within one year following a Change in Control Employee's Full Time duties are terminated for any reason, whether voluntarily or involuntarily, such Partnership shall pay to Employee the remaining one-half of the Severance Payment. Any Severance Payment due and owing to Employee as calculated above shall be payable in cash in one lump sum payment within 30 days of the date of the Change in Control or the Termination Date, as applicable.

         (b) The Partnerships shall have a right of set-off in respect of any claim, debt or obligation against any payment to or benefit for Employee provided for in this Agreement.

         (c) The Partnerships agree to make a good faith effort to maintain Employee's monthly base salary and health, disability and life benefits applicable as of the date of this Agreement, subject to prevailing market conditions and the financial status of the Partnerships and/or the termination of Employee's Full Time duties for Cause.


         (d) Notwithstanding any other provision hereof, the parties' respective rights and obligations under this Section 1 and under Section 5 shall survive any termination or expiration of this Agreement following Termination of either or both of the Partnerships or the termination of Employee's Full Time duties following a Change in Control for any reason whatsoever.

         2. SHARED EXPENSES. The parties hereto acknowledge that Employee is employed by MIP II and provides services to both MIP I and MIP II pursuant to an expense sharing arrangement between the Partnerships whereby MIP I reimburses MIP II for certain administrative costs, and acknowledge that MIP I and MIP II are entitled to share expenses relating to the Severance Payment in the proportions of forty-seven percent (47%) by MIP I and fifty-three percent (53%) by MIP II. The parties further acknowledge that the Partnerships may be Terminated at different times and that MIP I and MIP II have agreed to enter this Agreement acting severally and not jointly with respect to their respective pro rata obligation to pay severance benefits to Employee. MIP I and MIP II shall each be liable only for their proportionate share of the Severance Payment as set forth above (which shall be calculated and fixed once upon the first Termination or Change in Control event to occur), and only if and when such Partnership has Terminated or undergone a Change in Control. If Employee's Full Time duties to MIP II are terminated prior to the termination of Full Time duties to MIP I, the parties contemplate that Employee will continue to provide services to MIP I as an employee of MIP I.

         3. LIABILITY FOR TAXES. The Partnerships shall have no responsibility or obligation for any tax liability of Employee attributable to any Severance Payment made under this Agreement. The Partnerships may withhold from any such payment such amounts as may be required by applicable provisions of the Internal Revenue Code, other tax laws, and the rules and regulations of the Internal Revenue Service and other tax agencies, as in effect at the time of any such payment.

         4. EMPLOYMENT RIGHTS; TERMINATION PRIOR TO LIQUIDATION OR CHANGE IN CONTROL. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Partnerships or the Employee to have Employee remain in the employ of, or provide services to, the Partnerships prior to or following the commencement of Termination of the Partnerships or any Change in Control. Any involuntary termination of the Full Time duties of Employee within 90 calendar days prior to the Termination of a Partnership or a Change in Control, except by reason of Employee's death, disability or for Cause, will be deemed to be a termination as a direct result of the Termination of such Partnership or a Change in Control, as applicable, for purposes of this Agreement.

         5. LEGAL FEES AND EXPENSES; SECURITY. It is the intent of the Partnerships that Employee not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Employee's rights to compensation upon a Change in Control by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Employee hereunder. Accordingly, if it should appear to Employee that a Partnership has failed to comply with any of its obligations under this Agreement following a Change in Control or in the event that a Partnership or any other person takes or threatens to take any action to declare the agreement to pay Employee compensation upon a Change in Control void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Employee the benefits provided or intended to be provided to the Employee hereunder, each Partnership which has undergone a Change in Control irrevocably authorizes Employee from time to time to retain counsel of Employee's choice, at the expense of such Partnership as hereinafter provided, to advise and represent Employee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against such Partnership or any partner, officer, or other person affiliated with such Partnership, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between such Partnership and such counsel, such Partnership irrevocably consents to Employee's entering into an attorney-client relationship with such counsel, and in that connection such Partnership and Employee agree that a confidential relationship will exist between Employee and such counsel. Without regard to whether Employee prevails, in whole or in part, in connection with any litigation or other action or proceeding initiated against Employee in connection with a Change in Control, such Partnership will pay and be solely financially responsible for any and all Expenses (as defined below) incurred by Employee. In connection with any litigation, action or proceeding initiated by Employee against the Partnership or any partner, officer, or other person affiliated with such Partnership, such Partnership will pay and be solely financially responsible for any and all Expenses incurred by Employee only if Employee is the prevailing party. Such payment of Expenses upon conclusion of such proceedings shall be made by such Partnership as soon as practicable but in any event no later than 14 days after written demand supported by reasonable documentation is presented to the Partnership. If so requested by Employee, the Partnership shall advance (within two business days of written request supported by reasonable documentation) any and all Expenses to Employee; provided, however, advancement of expenses in connection with any litigation, action or proceeding initiated by Employee will be provided only upon receipt of a written undertaking by or on behalf of Employee to repay such amount if Employee is not the prevailing party. As used in this Agreement, "prevailing party" shall mean the party entitled to recover his, her or its cost of such action, suit or proceeding. If both Partnerships have undergone a Change in Control prior to the initiation of any such proceedings, the Partnerships shall be entitled to share pro rata, in accordance with Section 2, the advancement of Expenses.

         6. CERTAIN DEFINED TERMS. In addition to terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

         (a) "Change in Control" means the occurrence during the term of this Agreement of any of the following events:

                 (i) any person or entity is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of a Partnership representing 50% or more of the combined voting power of the then outstanding partnership interests of such Partnership;

                 (ii) the incumbent Non-Corporate General Partner (as defined below), as of the date of this Agreement, ceases for any reason to be a general partner of a Partnership; provided, however, if Employee approves of a substitute non-corporate General Partner elected by the limited partners to replace the incumbent Non-Corporate General Partner, Employee may waive such event as a Change in Control, after which this Agreement shall continue in full force and effect;

                 (iii) a public announcement is made of a tender or exchange offer by any person or entity for 50% or more of the outstanding partnership interests of a Partnership, and the General Partners of such Partnership approve or fail to oppose that tender or exchange offer in their statements in Schedule 14D-9 under the Exchange Act; or

                 (iv) the limited partners of a Partnership approve a merger or consolidation of such Partnership with any other partnership or other legal entity (or, if no such approval is required, the consummation of such a merger or consolidation of such Partnership), other than a merger or consolidation that would result in the partnership interests of such Partnership outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the voting securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation.

         (b)     "Cause" means the following grounds for termination:

                 (i) any act by Employee of fraud, dishonesty or sexual harassment with respect to any aspect of the Partnerships' business;

                 (ii)     drug or alcohol abuse;

                 (iii) failure by Employee to perform Employee's Full Time job-related duties after notice of such failure and explanation of such failure of performance, which is reasonably determined by the General Partners to be materially injurious to the business or interests of a Partnership or any of its affiliates;

                 (iv) misappropriation of funds or any corporate opportunity;

                 (v) conviction of Employee of a crime of moral turpitude (or a plea of nolo contendere thereto);

                 (vi) acts by Employee attempting to secure or securing any personal profit not fully disclosed to and approved by the General Partners in connection with any transaction entered into on behalf of or involving a Partnership;

                 (vii) gross, willful or wanton negligence or misconduct or conduct which constitutes a breach of any fiduciary duty owed to a Partnership by Employee; or

                 (viii) conduct on the part of Employee, even if not in connection with the performance of Employee's Full Time job-related duties that would result in serious prejudice to the interests of a Partnership or any of its affiliates and the failure to cease such conduct within 30 days of receipt of notice to cease such conduct.

         (c) "Expenses" means all costs, expenses (including attorneys' fees) and obligations paid or incurred in connection with investigating, defending or participating in (including on appeal) any litigation, action or proceeding pursuant to Section 5 of this Agreement, which is supported by reasonable documentation and which reasonably relates, in the good faith judgment of the Non-Corporate General Partner, to such litigation, action or proceeding.

         (d) "Full Time" means the amount of time devoted to partnership business as necessary, in the opinion of the Non-Corporate General Partner, to the management of the Partnerships' affairs.

         (e) "General Partners" (i) with respect to MIP I, means Murray Realty Investors VIII, Inc. and Crozier Partners VIII, Ltd., and (ii) with respect to MIP II, means Murray Realty Investors IX, Inc. and Crozier Partners IX, Ltd.

         (f) "Non-Corporate General Partner" (i) with respect to MIP I, means Crozier Partners VIII, Ltd., and (ii) with respect to MIP II, means Crozier Partners IX, Ltd.

         (g) "Termination" or "Terminated" with respect to a Partnership means when, in the opinion of the Non- Corporate General Partner, all partnership business has been concluded and a final tax return filed.

         7. TERMINATION. Except with respect to the provisions of this Agreement that provide for payments to be made to Employee after termination of Full Time duties as a result of the Termination or Change in Control of a Partnership, this Agreement shall terminate automatically without further action by the parties hereto upon the death or permanent disability of Employee or the termination of Employee's Full Time duties to the Partnerships for any reason or no reason, in accordance with Employee's status as an employee at will with MIP II. As used herein, the term "permanent disability" means physical or mental disability or both that is determined by the General Partners, in good faith, to substantially impair the ability of Employee to perform the day-to-day functions normally performed by Employee if the disability is suffered (or is reasonably expected to be suffered) by Employee for a period of not less than six consecutive calendar months.

         8. REPRESENTATION AND COVENANT BY EMPLOYEE. Employee hereby represents and warrants to the Partnerships that there are no agreements or understandings that would make unlawful Employee's execution or delivery of this Agreement. Employee further represents and warrants to the Partnerships that Employee has not entered into any employment contract with either Partnership and that Employee's employment relationship with MIP II remains at-will.

         9. SEVERABILITY AND REFORMATION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Partnerships and Employee hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with this Section 9.

         10. NOTICES. Any notice necessary under this Agreement shall be in writing and shall be considered delivered three business days after mailing if sent certified mail, return receipt requested, or when received, if sent by telecopy, prepaid courier, express mail or personal delivery to the following addresses:

         If to MIP I:                      Murray Income Properties I, Ltd.
                                           5550 LBJ Freeway, Suite 675
                                           Dallas, Texas  75240
                                           Telecopy:  (214) 991-9086
                                           Attention:  Jack E. Crozier

         If to MIP II:                     Murray Income Properties II, Ltd.
                                           5550 LBJ Freeway, Suite 675
                                           Dallas, Texas  75240
                                           Telecopy:  (214) 991-9086
                                           Attention:  Jack E. Crozier

         If to Employee:                   At the address set forth on the
                                           signature page hereto.

         11.     ATTORNEY'S FEES.  Except as otherwise expressly provided in
Section 5 above, the prevailing party in any legal or arbitration proceedings brought by or against the other party to enforce any provision of this Agreement shall be entitled to recover against the non-prevailing party the reasonable attorney's fees, court costs and other expenses incurred by the prevailing party.

         12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Employee acknowledges and agrees that there is no oral or other agreement between the Partnerships and Employee which has not been incorporated in this Agreement.

         13. ASSIGNMENT AND DELEGATION. All rights, covenants and agreements of the Partnerships set forth in this Agreement shall, unless otherwise provided herein, be binding upon and inure to the benefit of the Partnerships' respective successors and assigns. All rights, covenants and agreements of Employee set forth in this Agreement shall, unless otherwise provided herein, not be assignable by Employee, and shall be considered personal to Employee for all purposes.

         14. MODIFICATION. This Agreement may be modified only by a written agreement signed by all parties.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute one and the same Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

         16. HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; and (iii) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words shall refer to this entire Agreement.

         17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

         18. LIMITATION OF DAMAGES AND ACTIONS. IN NO EVENT WHATSOEVER SHALL THE PARTNERSHIPS BE LIABLE TO EMPLOYEE FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATING TO ANY ACTION TAKEN BY OR ANY INACTION OF THE PARTNERSHIPS RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT. IN THE EVENT THIS PROVISION FAILS OF ITS ESSENTIAL PURPOSE OR WITH RESPECT TO CLAIMS FOR ACTUAL AND DIRECT DAMAGES BROUGHT IN CONNECTION WITH ANY ACT OR OMISSION HEREUNDER, OR ANY ACT OR OMISSION BY THE PARTNERSHIPS' AGENTS RELATED TO THIS AGREEMENT, THE PARTNERSHIPS' MAXIMUM LIABILITY HEREUNDER IS EXPRESSLY LIMITED TO THE SEVERANCE COMPENSATION PAYABLE UNDER THIS AGREEMENT BY THE PARTNERSHIPS TO EMPLOYEE, AND EACH PARTNERSHIP'S LIABILITY IS FURTHER EXPRESSLY LIMITED TO SUCH PARTNERSHIP'S PROPORTIONATE SHARE OF EXPENSES AS SET FORTH IN SECTION 2. ANY ACTION OR ARBITRATION ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER ACT OR OMISSION BY EITHER PARTY HERETO, INCLUDING ITS RESPECTIVE AGENTS, MUST BE BROUGHT WITHIN (2) YEARS AFTER THE CAUSE OF ACTION ARISES AND MUST BE BROUGHT IN DALLAS COUNTY, TEXAS.

         19. INTENTIONAL RISK ALLOCATION. The Partnerships and Employee each acknowledge that the provisions of this Agreement are negotiated to reflect an informed voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated by this Agreement. The warranty disclaimers and limitations contained in this Agreement are intended to limit the circumstances of liability. The remedy limitations, and the limitations of liability, are separately intended to limit the forms of relief available to the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.



                                   MURRAY INCOME PROPERTIES I, LTD.


                                   By: Murray Realty Investors VIII, Inc.,
                                        a General Partner


                                       By: /s/   MITCHELL L. ARMSTRONG
                                          ------------------------------------
                                            Mitchell L. Armstrong, President


                                   By: Crozier Partners VIII, Ltd.,
                                        a General Partner


                                       By: /s/  JACK E. CROZIER
                                          ------------------------------------
                                            Jack E. Crozier, General Partner


                                   MURRAY INCOME PROPERTIES II, LTD.


                                   By: Murray Realty Investors IX, Inc.
                                        a General Partner


                                      By:  /s/  MITCHELL L. ARMSTRONG
                                         -------------------------------------
                                            Mitchell L. Armstrong, President

                                      By: Crozier Partners IX, Ltd.,
                                           a General Partner


                                         By: /s/ JACK E. CROZIER
                                            -----------------------------------
                                               Jack E. Crozier, General Partner


                                      EMPLOYEE


                                      /s/ MITCHELL L. ARMSTRONG
                                      -----------------------------------------
                                      Mitchell L. Armstrong
                                      Address: 2409 DIAMOND OAKS
                                              ---------------------------------
                                      GARLAND, TX 75044
                                      -----------------------------------------